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                                                                   EXHIBIT 10.13

                            Chartwell Leisure Inc.
                               605 Third Avenue
                           New York, New York 10158


                            As of November 20, 1996

HFS Incorporated
339 Jefferson Road
Parsippany, New Jersey 07054
Attention: General Counsel

   Re: Amended and Restated Corporate Services Agreement dated as of January 24, 1996

Gentlemen:

        Reference is made to that certain Amended and Restated Corporate Services Agreement (the "Agreement") dated as of January 24, 1996 entered into between HFS Incorporated ("HFS") and National Lodging Corp., now known as Chartwell Leisure Inc. ("Chartwell") pursuant to the provisions of which HFS provides Chartwell with certain Advisory Services and Corporate Services and is paid a Corporate Services Fee (the "Fee"), all as defined therein.

        The parties have agreed to terminate the advisory and corporate services arrangements set forth in the Agreement effective as of December 31, 1996 (the "Termination Date") and hereby agree as follows:

        1. The remaining balance of the Fee due for 1996 in the amount of $750,000 in accordance with the terms of the Agreement shall be paid by Chartwell to HFS on or before the Termination Date.

        2. Chartwell shall pay to HFS a fee of $9,500,000 (the "Termination Fee") in full consideration of the termination of the advisory and corporate services arrangements set forth in the Agreement, which Termination Fee shall be payable together with interest in the manner hereinafter set forth:

             a. Chartwell shall pay to HFS on the Termination Date a portion of the Termination Fee in the amount of $2,500,000 by wire transfer in accordance with instructions to be delivered by HFS to Chartwell.

             b. The remainder of the Termination Fee, in the amount of $7,000,000 shall be payable in accordance with the

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provisions of that certain note dated as of the date hereof given by Chartwell to HFS.

        3. From and after the Termination Date, neither Chartwell nor HFS shall have any further rights, liabilities or obligations under the Agreement, provided however, that the indemnification provisions of Section 6.4 of the Agreement shall continue to survive with respect to claims or liabilities arising prior to the date hereof.

        If this letter accurately sets forth our understanding, please indicate your acceptance of the terms of this letter by signing below.


                                                Very truly yours,

                                                CHARTWELL LEISURE INC.

                                                By: /s/ Martin L. Edelman
                                                -------------------------------
                                                    Name:
                                                    Title:

Accepted and Agreed to as of
this 20 day of November, 1996

HFS INCORPORATED

By: /s/ James E. Buckman
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    Name:  James E. Buckman
    Title: Executive Vice President
             and General Counsel

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